EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated June 4, 2007 (August 2, 2007 as to Note 6 and 10) relating to the consolidated financial statements of Synacor, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 4, 2007, relating to the financial statement schedule appearing elsewhere in this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/  Deloitte & Touche LLP
Buffalo, New York
August 2, 2007